UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Balance Sheet as at December 31, 2013

Statement of Operations for the twelve months ended December 31, 2013

Notes to the Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On July 15, 2014 (the "Closing Date"), Gold Ridge Resouces, Inc. ("GDGR") closed a share exchange agreement (the "Exchange Transaction") with CorGreen Technologies Corporation ("CGTC") and the shareholders of CGTCI. As a result of the Exchange Transaction, the CGTC unitholders acquired 18,562,500 (68.7%) of the 27,012,500 issued and outstanding common stock of GDGR.

The share exchange constitutes a reverse acquisition and is considered to be a capital transaction in substance, rather than a business combination, therefore no goodwill or other intangible assets have been recorded.

The following Unaudited Pro Forma Combined Financial Statements give effect to the aforementioned acquisition based on the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Combined Financial Statements, which management believes are reasonable.  The Unaudited Pro Forma Combined Balance Sheet and Combined Statement of Operations, represents the combined financial position and operations of GDGR and CGTC as of December 31, 2013 as if the merger occurred on January 1, 2013. These unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the audited historical financial statements and related notes of GDGR, which are included in this document.

The Unaudited Pro Forma Combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the merger of GDGR and CGTC had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

GOLD RIDGE RESOURCES, INC.
Unaudited Pro forma Combined Balance Sheet
December 31, 2013

		CorGreen			Adjusted
	Gold Ridge	Technologies	Pro forma		Pro forma
	Resoures, Inc.	Corporation	Adjustments	Note	Totals

ASSETS

CURRENT ASSETS
Cash	$40,288	$17,192	$(40,288)	{a}	$17,192
Accounts receivable	-	280	-		280
Inventory	-	95,466	-		95,466
Receivables from property sales	-	786,327	-		786,327
Residential property for sale	-	1,569,406	-		1,569,406
Total current assets	40,288	2,468,671	(40,288)		2,468,671

LONG-LIVED ASSETS
Property and equipment	-	400,952	-		400,952
TOTAL ASSETS	$40,288	$2,869,623	$(40,288)		$2,869,623

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$9,341	$-		$9,341
Due to shareholder	-	379,525	-		379,525
Mortgages on residential properties held for sale	-	1,792,715	-		1,792,715
Deferred revenue	-	250,000	-		250,000
TOTAL LIABILITIES	-	2,431,581	-		2,431,581

STOCKHOLDERS' EQUITY
Common stock (GDGR)	16,450	-	10,563	{b}	27,013
Common stock (CGTC)	-	5,000	(5,000)	{c}	-
Additional paid-in capital	71,550	-	(93,563)	{c}	(22,013)
Retained earnings (accumulated deficit)	(47,712)	433,042	47,712	{c}	433,042
Total stockholders' equity	40,288	438,042	(40,288)		438,042

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$40,288	$2,869,623	$(40,288)		$2,869,623

GOLD RIDGE RESOURCES, INC.
Unaudited Pro forma Combined Statement of Operations
For the Twelve Months Ended December 31, 2013

		CorGreen			Adjusted
	Gold Ridge	Technologies	Pro forma		Pro forma
	Resources, Inc.	Corporation	Adjustments	Note	Totals

REVENUES	$-	$1,758,781	$-		$1,758,781
COST OF SALES	-	792,855	-		792,855
GROSS PROFIT	-	965,926	-		965,926

OPERATING EXPENSES
Advertising, promotional and selling	-	64,395	-		64,395
Depreciation	-	35,607	-		35,607
Contract labor	-	184,038	-		184,038
General and administrative	32,274	147,581	(32,274)		147,581
Total operating expenses	32,274	431,621	(32,274)		431,621

INCOME FROM OPERATIONS	(32,274)	534,305	32,274		534,305

OTHER EXPENSES
Interest expense	-	(24,307)	-		(24,307)
Total Other Expenses	-	(24,307)	-		(24,307)

INCOME BEFORE INCOME TAXES	(32,274)	509,998	32,274		509,998
PROVISION FOR INCOME TAXES	-	-	-		-

NET INCOME	$(32,274)	$509,998	$32,274		$509,998

BASIC AND DILUTED INCOME PER SHARE	$(0.00)	$0.04			$0.02

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING	27,012,500	12,000,000			27,012,500

GOLD RIDGE RESOURCES, INC;
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PREPARATION

The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of GDGR and CGTC as of December 31, 2013 as if the acquisition occurred on January 1, 2013.

The Unaudited Pro Forma Combined Statements of Operations represents the combined financial position of GDGR and CGTC assuming that the acquisition took place on January 1, 2013.

2.	PRO FORMA ADJUSTMENTS

	{a}	To elimate cash of GDGR which was not transferred to CGTC in the exchange transaction.

{b}
Simultaneously with the closing of the exchange transaction, GDGR issued 18,562,500 shares of common stock to CGTC shareholders and cancelled 8,000,000 shares of a former GDGR shareholder in exchange for former assets of GDGT, leaving a total number of issued and outstanding shares of common stock of GDGR from 27,012,500.

	{c}	These are adjustments to paid in capital and retained deficit to eliminate the CGTC additional paid-in capital based on the related exchange ratio inherent in the share exchange agreement.